UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VISTACARE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

      We cordially invite you to attend our 2005 Annual Meeting of Stockholders, to be held on Thursday, May 5, 2005 at the FINOVA Theater, located at 4800 North Scottsdale Road, Scottsdale, Arizona, commencing at 2:00 p.m. We look forward to greeting those of you who are able to attend.

      Our 2004 Annual Report is enclosed. Also enclosed is our notice of the annual meeting, proxy statement and proxy card. We encourage you to read carefully all of the enclosed information.

      At the annual meeting, we will be asking you to vote for three Class III directors and to ratify the selection of our independent auditors, as described more fully in the enclosed proxy statement. For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” each of the proposals described above.

      Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign and return the enclosed proxy card at your earliest convenience. If you attend the annual meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely,

Richard R. Slager
Chairman of the Board of Directors
and Chief Executive Officer

March 30, 2005

VISTACARE, INC.
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

       The 2005 Annual Meeting of Stockholders of VistaCare, Inc. will be held at 2:00 p.m. on Thursday, May 5, 2005 at the FINOVA Theater, located at 4800 North Scottsdale Road, Scottsdale, Arizona. The annual meeting is being held for the following purposes:

1. To re-elect three Class III directors for three-year terms;

2. To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending September 30, 2005; and

3. To transact such other business as may properly come before the annual meeting.

      Stockholders of record at the close of business on March 21, 2005, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

      The enclosed proxy card, proxy statement and our 2004 Annual Report to Stockholders are being sent to you along with this notice.

By order of the Board of Directors,

Stephen Lewis
Senior Vice President,
General Counsel and Secretary

Scottsdale, Arizona

March 30, 2005

VISTACARE, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

i

ii

VISTACARE, INC.

PROXY STATEMENT

FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 5, 2005

INFORMATION ABOUT SOLICITATION AND VOTING

General

      This proxy statement is provided in connection with the solicitation of proxies by the board of directors of VistaCare, Inc. for the 2005 Annual Meeting of Stockholders to be held at 2:00 p.m. on Thursday, May 5, 2005 at the FINOVA Theater, located at 4800 North Scottsdale Road, Scottsdale, Arizona, and at any adjournment or postponement of the annual meeting. Our principal executive offices are located at 4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251.

      This proxy statement and the accompanying proxy card are expected to be mailed on or about March 30, 2005 to all stockholders entitled to vote at the annual meeting. We are mailing our Annual Report to Stockholders for the fiscal year ended September 30, 2004 together with these proxy materials. The Annual Report to Stockholders does not constitute part of this proxy statement.

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will consider and vote on the following matters:

1. The re-election of three members to our board of directors to hold office for terms of three years.

2. The ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending September 30, 2005.

3. The consideration of any other business that may properly come before the meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on March 21, 2005 may vote at the annual meeting. This date is the record date for the annual meeting. On the record date, there were 16,330,344 outstanding shares of our Class A Common Stock, $0.01 par value per share, which we refer to in this proxy statement as our common stock.

How many votes do I have?

      Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

      Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

      You can vote in two ways. You can vote by mail or you can vote in person at the meeting.

      You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote FOR proposals 1 and 2.

      You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card?

      Yes. You can change your vote and revoke your proxy at any time before the proxy is exercised at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our corporate secretary a written notice before or at the meeting prior to the exercise of the proxy that you want to revoke your proxy; or

•	voting in person at the meeting.

      Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

      If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on the record date. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

      Even if you do not give your broker instructions as to how to vote on the two proposals described in this proxy statement, your broker is entitled to use its discretion in voting your shares.

What constitutes a quorum?

      In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the presence, in person or by proxy, of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 8,165,173 shares.

      Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a record holder (e.g., a bank or brokerage firm) holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the record holder does not have discretionary voting power and has not received voting instructions from the beneficial owner.

      If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What vote is required for each proposal?

      Election of directors. The three nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

      Ratification of selection of independent auditors. The affirmative vote of the holders of a majority of the shares entitled to vote at the meeting is needed to approve the ratification of the selection of our independent auditors. Abstentions and broker non-votes will have the effect of a negative vote on this proposal.

How will votes be counted?

      Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the meeting.

Who will count the votes?

      The votes will be counted, tabulated and certified by our transfer agent and registrar, EquiServe Trust Company, N.A., a representative of which will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

      The board of directors recommends that you vote:

•	FOR the re-election of the three members to our board of directors to hold office for terms of three years; and

•	FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending September 30, 2005.

Will any other business be conducted at the meeting, or will other matters be voted on?

      The board of directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

      We will report the voting results in our quarterly report on Form 10-Q for the third quarter of 2005, which we expect to file with the Securities and Exchange Commission, or SEC, on or before August 10, 2005.

How and when may I submit a stockholder proposal for the 2006 annual meeting?

      To be included in the proxy statement or considered at the annual meeting, a stockholder must timely submit nominations of directors or other proposals to the Company in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. The Company intends to hold its 2006 annual meeting during February 2006. We must receive proposals for our 2006 annual meeting no later than September 12, 2005 for possible inclusion in the proxy statement, or between October 14, 2005 and November 16, 2005 for possible consideration at the meeting.

      Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2006 annual meeting does not notify us of such proposal on or prior to November 25, 2005, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2006 annual meeting, even though there is no discussion of the proposal in the 2006 proxy statement.

      Any proposals or notices should be sent to:

VistaCare, Inc.
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251
Attention: Corporate Secretary

Who will bear the costs of soliciting these proxies?

      We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain a copy of VistaCare’s 2004 Annual Report on Form 10-K?

      Our Annual Report on Form 10-K is a part of our 2004 Annual Report to Stockholders, and it is being mailed to you together with this proxy statement. However, you may also receive a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 by visiting our website (www.vistacare.com) and clicking on “Investor Relations,” or we will send you a paper copy without charge upon request. For a paper copy, please contact:

Investor Relations
VistaCare, Inc.
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251
Telephone: (480) 648-4545

Whom should I contact if I have any questions?

      If you have any questions about the annual meeting or your ownership of our common stock, please contact Investor Relations at the address or telephone number listed above.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the Investor Relations address and telephone number listed above. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 of Notice)

General

      Three Class III directors have been nominated for re-election at the 2005 Annual Meeting of Stockholders to serve three-year terms expiring at the 2008 Annual Meeting of Stockholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for our nominees: Pete A. Klisares, Ronald A. Matricaria and Richard R. Slager. In the event that these nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies may be voted for a substitute nominee designated by the present board of directors (unless another nominee is indicated in any particular proxy), or the board of directors may reduce the number of directors. Messrs. Klisares, Matricaria and Slager have consented to serve as directors, and our board of directors has no reason to believe that they will be unavailable for service.

      The board of directors recommends a vote “FOR” the proposed nominees.

Composition of the Board of Directors

      Our certificate of incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting. Prior to January 2005, we had seven (7) directors. In January 2005, acting on the recommendation of the Nominating and Corporate Governance Committee, the board of directors resolved to create one (1) new directorship effective immediately. Under our Bylaws, the board of directors has the authority to fill the new directorship position. Accordingly, the Nominating and Corporate Governance Committee has recommended, and the board of directors has unanimously approved, the appointment of David W. Elliot, Jr. as a Class I member of the board. As a result, the board consists of eight (8) members, with three (3) in each of Classes I & III and two (2) in Class II.

      The Class I directors (whose term expires in 2006) are David W. Elliot, Jr., David W. Faeder and Geneva Bolton Johnson. The Class II directors (whose terms expire in 2007) are Perry G. Fine and William J. McBride. There are no family relationships between any of our directors or executive officers.

      The following sets forth the names of and information about the persons nominated for re-election at the annual meeting and the directors whose terms do not expire at the annual meeting. Information regarding their compensation is presented in the section of this proxy statement entitled “Directors Compensation,” and information regarding their beneficial ownership of shares of our common stock is presented in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Class III Director

      Pete A. Klisares, 69, has served as a member of our board of directors since November 2001. Since November 1999, Mr. Klisares has been a principal owner and manager of MiGG Capital Investment Company, a private capital investment fund, and a business consultant. From August 1997 until June 1999, he served as President and Chief Operating Officer of Karrington Health, Inc., an assisted living provider. From November 1991 until August 1997, Mr. Klisares was an Executive Vice President of Worthington Industries, Inc., a steel processing and specialty steel product manufacturer. From August 1960 until May 1991, he was employed by AT&T Corp., where he retired as a Vice President of Manufacturing. Mr. Klisares currently serves on the board of directors of Dominion Homes, Inc., a homebuilder, and MPW Industrial Services Group, Inc., a provider of industrial cleaning and related facilities support services.

      Ronald A. Matricaria, 62, has served as a member of our board of directors since August 2002. From April 1993 to December 2002, Mr. Matricaria served, at various times, as the Chairman, Chief Executive Officer and President of St. Jude Medical, Inc., a developer, manufacturer and distributor of cardiovascular medical devices. He retired from the St. Jude board in December 2002. Mr. Matricaria currently serves as the non-executive Chairman of the board of directors of Haemonetics Corporation, a manufacturer and global marketer of automated blood processing systems. He is also a director of Cyberonics, Inc., Cardiodynamics International Corporation, and Invitrogen Corp.

      Richard R. Slager, 51, has served as our Chief Executive Officer and a member of our board of directors since May 2001, the Chairman of our board of directors since August 2003, and as our President from May 2001 to January 2005. From June 1999 until May 2001, he was Chairman of the board of directors and Chief Executive Officer of SilverAge LLC, an online monitoring and interactive technical company for seniors. In May 1989, Mr. Slager founded Karrington Health, Inc., an assisted living provider, and he served as Chairman of the board of directors and Chief Executive Officer of Karrington Health, Inc. until May 1998.

Directors Whose Term Expires at the 2006 Annual Meeting (Class I Director)

      David W. Elliot, Jr., 45, has served as a member of our board of directors since January 2005, when Mr. Elliot joined VistaCare as the President and Chief Operating Officer. Prior to joining VistaCare, Mr. Elliot was the President, CEO and a member of the board of directors, of VMBC, LLC, The VASCLIP Company, a privately held company focused on providing a less invasive surgical alternative to vasectomy, from May 2002 until January 2005. Prior to that, Mr. Elliot was Vice President of Sales and Marketing of Advanced Respiratory, Inc. from March 2001 to May 2002, when the company was acquired by the Batesville, Indiana-based Hill-Rom Company, now owned by Hillenbrand Industries, Inc. From August 1996 through February 2001, Mr. Elliot held management positions at St. Jude Medical, Inc., including serving as Director of Corporate Business Development and Vice President, Global Marketing for its Cardiac Rhythm Management Division.

      David W. Faeder, 48, has served as a member of our board of directors since August 2003. Mr. Faeder is a founding member and managing partner of Fountain Square Properties, LLC., a full service real estate firm. From June 1993 to June 2004, Mr. Faeder served as President and Vice Chairman of Sunrise Senior Living, Inc. (SRZ: NYSE). Prior to joining Sunrise, Mr. Faeder was an officer of Morgan Stanley and Credit Suisse First Boston focusing on real estate investment banking. Mr. Faeder was appointed to the Old Dominion University Board of Trustees in 2003. He also served on the Board of Associates of the University of Richmond, and was a member of the Jefferson Scholarship selection committee at the University of Virginia. He is a past trustee of the Old Dominion University Educational Foundation. Mr. Faeder also sits on the Board of Trustees of Federal Realty Investment Trust (FRT: NYSE), a Montgomery County based real estate investment trust. He is the current chairman of the Potomac Chapter of the Young President’s Organization and serves on the metro Board of the Cystic Fibrosis Foundation in Vienna, Virginia. Mr. Faeder is a licensed CPA in Virginia and received his MBA with Honors from the University of Virginia.

      Geneva B. Johnson, 75, has served as a member of our board of directors since May 2004. Ms. Johnson currently serves as the Executive Director of the Women’s Leadership Institute at Mount Mary College and has since 1994 served as the President and CEO of Family Service America, Inc., an organization that serves four million people in more than 1,000 communities through community-based family counseling and support services. She is also a trustee for several organizations, including the Medical College of Wisconsin and Froedtert Lutheran Memorial Hospital, and serves on the Advisory Board at the Harvard School of Business. Ms. Johnson earned a bachelor’s degree from Albright College, a master’s degree from Case Western University, and a Certificate in Executive Management from the Harvard School of Business. She also holds an honorary Doctor of Humanities by Albright College and an honorary Doctor of Humane Letters by Alvernia College.

Directors Whose Terms Expire at the 2007 Annual Meeting (Class II Directors)

      Perry G. Fine, M.D., 52, has served as a member of our board of directors since September 2001. In addition, Dr. Fine served as our National Medical Director from June 1996 until August 2003. Dr. Fine is currently a Professor of Anesthesiology in the School of Medicine at the University of Utah, a post he has held since July 1985. Starting in the Fall of 2004, he assumed the position of Vice President, Medical Affairs of the

National Hospice and Palliative Care Organization, Alexandria, Virginia. Dr. Fine has extensive clinical, educational, research and public policy experience dating to the inception of the Medicare hospice benefit. He is a founding member of the American Academy of Hospice and Palliative Medicine. Dr. Fine serves on the board of directors of the VistaCare Hospice Foundation and the Society for Arts in Healthcare.

      William J. McBride, 60, has served as a member of our board of directors since 1995. Between 1993 and the time of his retirement in 1995, Mr. McBride served as President, Chief Operating Officer and a director of Value Health, Inc., a provider of specialty managed healthcare benefit programs and healthcare information services. Between 1987 and 1993, Mr. McBride served as Chief Financial Officer of Value Health, Inc. Mr. McBride currently serves on the boards of directors of AMERIGROUP Corporation, a managed healthcare company focused on providing healthcare services to people eligible to receive Medicaid, Children’s Health Insurance Program and Family Care benefits, and Magellan Health Services, Inc., a leading managed behavioral health and wellness organization. In addition, Mr. McBride serves on the boards of directors of several privately held companies.

CORPORATE GOVERNANCE

General

      We believe that good corporate governance is an important part of our long-term strategy of building value for our stockholders. Accordingly, we review annually our corporate governance practices and policies to ensure that they are in line with current best practices and in compliance with the requirements of the SEC and the Nasdaq National Market.

      Copies of the charters of our Audit, Compensation and Nominating and Corporate Governance Committees, as well as the Code of Conduct for our officers, employees and directors and Corporate Governance Guidelines, are available on our website (www.vistacare.com) under “Investor Relations — Corporate Governance” captions. Set forth below is a brief description of some of our most important corporate governance policies and practices currently in effect.

Independence of Directors

      We believe that independent directors play a critical role in company governance, and we are committed to ensuring that a majority of our directors are independent. Presently, five (5) of our eight (8) directors are independent under the standards specified by the Nasdaq National Market. In particular, our board of directors has determined that none of Messrs. Faeder, Klisares, Matricaria, McBride, or Ms. Johnson has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and that each of these directors is “independent” within the meaning of Nasdaq’s director independence standards. In addition, our board of directors has determined that each of the members of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards.

      “Independence” for Audit Committee Members and Audit Committee Financial Expert. In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the board of directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” William J. McBride is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. McBride’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. McBride any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the board of directors.

Lead Director

      In order to ensure a balanced relationship between management and the board of directors, in 2003 our board of directors established the role of Lead Director. The Lead Director serves as the Chairman of any meeting at which management directors are not present and acts as a liaison between management, including the Chairman/ Chief Executive Officer, and the independent directors. Mr. Pete A. Klisares served as the Lead Director during our 2004 year.

Nomination of Directors

General

      If we identify a need to add a new member to the board of directors, or fill a vacancy, the Nominating and Corporate Governance Committee will identify and evaluate prospective candidates, and recommend to the board its proposed candidate(s). After seeking input from other members of the board of directors and from senior management, the Chairman of the Nominating and Corporate Governance Committee will compile a list of potential candidates. If the Nominating and Corporate Governance Committee deems appropriate, it may also engage a professional search firm.

      The Chairman of the Nominating and Corporate Governance Committee, working with the other members of the board of directors and senior management, determines whether any of the candidates proposed by the Nominating and Corporate Governance Committee have relationships with any of the members of the board of directors or management, and oversees the initial contact with candidates. The Chairman of the board of directors, together with at least one member of the Nominating and Corporate Governance Committee, interviews prospective candidates. Following such interview, the Nominating and Corporate Governance Committee deliberates to consider whether and to what extent prospective candidates satisfy the criteria for nomination established by the board of directors.

      In evaluating potential director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider, among other things, the candidate’s integrity, business acumen, experience, other commitments, conflicts of interest and the ability to act in the interest of all of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition, there are no specific, minimum qualifications that must be met for any nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

      Following its evaluation discussion, the Nominating and Corporate Governance Committee will then recommend to the board of directors the final nominee(s). The board of directors will then consider and vote on such recommendations.

      We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees. During 2004, no candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Stockholder Nominations

      Our stockholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board of directors recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee in the same manner, and subject to the same criteria, as nominees proposed by the board of directors or management.

      To propose a nominee, stockholders should submit the name of the proposed nominee, together with sufficient biographical information about the proposed nominee to enable the Nominating and Corporate Governance Committee to make an informed evaluation of the proposed nominee’s qualifications. Such proposals should be directed to:

Nominating and Corporate Governance Committee
c/o General Counsel
VistaCare, Inc.
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251
Phone: (480) 684-4545

      The Nominating and Corporate Governance Committee will consider recommendations that are provided on a timely basis in accordance with our By-laws.

Stockholder Communications with the Board of Directors

      The board of directors provides a process for stockholders to send communications to the board of directors. In particular, stockholders may send written communications to the board of directors at the following address:

Board of Directors
c/o General Counsel
VistaCare, Inc.
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251
Phone: (480) 684-4545

Upon receipt, the General Counsel will review such communications to determine whether they relate to matters of corporate governance or strategy or to matters unrelated to the responsibilities of the board of directors. Communications relating to matters of corporate governance or strategy will be forwarded to the Lead Director, who will, in turn, provide copies or summaries of such communications to the other members of the board of directors for consideration, as appropriate.

Board of Directors Meetings and Committees

      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the board of directors is to oversee the management of the company and, in so doing, to serve the best interests of the company and its stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular written reports and presentations at board and committee meetings.

      On August 18, 2004, the board of directors resolved to change our fiscal year end from December 31 to September 30, effective immediately. As a result, our fiscal 2004 year consists of nine (9) months instead of twelve months. Accordingly, the number of board and board committee meetings reported here includes only the meetings held by the board of directors or its committees during January 1 through September 30, 2004. The board of directors met four (4) times in 2004; and each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees of which such director was a member. Six (6) of the directors then serving on our board of directors, Messrs. Slager, Klisares, Matricaria and McBride, Dr. Fine and Ms. Johnson, attended our 2004 annual meeting of stockholders. Our Corporate Governance Guidelines state that directors are not required but are encouraged to attend the annual meeting of stockholders. To encourage and facilitate director attendance at the annual meeting, the board of directors has considered scheduling future board of directors’ annual meetings on the same date as the annual meeting of the stockholders.

      The board of directors has a standing Audit Committee, a standing Compensation Committee, a standing Nominating and Corporate Governance Committee and a standing Investment Committee. Each such committee has a charter that has been approved by the board of directors, and each committee must review the appropriateness of its charter and perform a self-evaluation at least annually.

      Messrs. Slager and Elliot are the only directors who are also employees of VistaCare. Neither Mr. Slager nor Mr. Elliot participates in any meetings at which their compensation is evaluated. All members of all committees are non-employee directors.

      Executive sessions of non-management directors will be held at least two times per year. The sessions are scheduled and chaired by the Lead Director. Any independent director can request that an additional executive session be scheduled.

Audit Committee

      The current members of our Audit Committee are Messrs. McBride (Chairman), Klisares and Matricaria. Our board of directors has determined that Mr. McBride qualifies as an “audit committee financial expert” under SEC rules; that each of the members of the Audit Committee is an “independent director” under the Nasdaq rules governing the qualifications of the members of audit committees; and that each of them has the financial sophistication to satisfy the requirements of Nasdaq. The Audit Committee is empowered to retain independent advisers or consultants as it deems necessary to accomplish its mandates. None of the members of our Audit Committee serve on the audit committees of more than three (3) other public companies. The Audit Committee met seven (7) times during 2004 (including three (3) teleconference meetings). The responsibilities of our Audit Committee and its activities during 2004 are described in the “Board Audit Committee Report” contained in this proxy statement.

Compensation Committee

      The current members of the Compensation Committee are Messrs. Matricaria (Chairman) and Klisares and Ms. Johnson. The board of directors has determined that each of the members of the Compensation Committee is independent as defined under Nasdaq rules. Our Compensation Committee held three (3) meetings during 2004. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and makes recommendations to our board of directors regarding the salaries and bonuses of our other executive officers. The Compensation Committee also oversees the evaluation of management by the board of directors. The Compensation Committee also grants stock options and other stock incentives (within guidelines established by our board of directors) to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2004 are described in the “Report of the Compensation Committee on Executive Compensation” contained in this proxy statement.

Nominating and Corporate Governance Committee

      The current members of the Nominating and Corporate Governance Committee are Messrs. Klisares and Faeder and Ms. Johnson. The board of directors has determined that each of the members of our Nominating and Corporate Governance Committee is independent as defined under Nasdaq rules. The purpose of the Nominating and Corporate Governance Committee is to identify and evaluate the qualifications of individuals proposed as nominees for election to the board of directors and to make recommendations to the board of directors based on such evaluations. In addition, the Nominating and Corporate Governance Committee is charged with developing and recommending to the board of directors changes to our corporate governance principles and overseeing the periodic evaluation of the board of directors. The Nominating and Corporate Governance Committee is authorized to retain any such advisers or consultants as it deems necessary to accomplish its mandate. For information relating to nominations of directors by our stockholders, see “— Nomination of Directors” above. Our Nominating and Corporate Governance Committee held three (3) meetings during 2004.

Investment Committee

      Established in May 2004, the Investment Committee is charged to assist the board of directors in overseeing financial matters of importance to VistaCare. Specifically, the Investment Committee reviews and makes recommendations to the board of directors concerning (i) our financing objective and principles, (ii) our financial strategies and capital structure, including interest rate and financial risk management, (iii) our annual financing plans, (iv) the implications of major investments, restructurings, joint ventures, acquisitions and divestitures, after such plans have been authorized in principle by the board of directors, and (v) performs any other activities as the Committees deems appropriate or as are requested by the board of directors. The current members of the Investment Committee are Messrs. Faeder (Chairman) and McBride and Ms. Johnson. During 2004, the Investment Committee met two (2) times.

Audit Committee’s Pre-Approval Policy and Procedures

      Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent auditors for the purpose of maintaining the independence of our independent auditors. For audit services, each year the independent auditors provide us with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent auditors also submit an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

      Management may periodically submit to the Audit Committee proposals for non-audit services (together with an estimate of the associated fees) that it recommends the independent auditors be engaged to provide. Management and the independent auditors must each confirm to the Audit Committee that the performance of the proposed non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve all non-audit services and the budget for each such service before commencement of the work. Management and the independent auditors report to the Audit Committee at each of its regularly scheduled meetings as to the non-audit services actually provided by the independent auditors and the approximate fees incurred by us for those services.

      During 2004, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

DIRECTORS COMPENSATION

      Our non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred while involved in company work. Each non-employee director, other than our Lead Director and the Chairman of the Audit Committee, receives a $20,000 annual retainer. Our Lead Director, Pete A. Klisares, receives a $40,000 annual retainer. Our current Audit Committee Chairman, Mr. McBride, receives a $30,000 annual retainer. Each non-employee director, other than our Lead Director, receives fees of $1,500 per board meeting and $750 per board conference call attended. Our Lead Director receives fees of $3,000 per board meeting and $1,500 per board conference call attended. Each non-employee director, including our Lead Director, who serves on a board committee receives a fee of $750 per committee meeting and $375 per committee conference call attended. Each non-employee director, including our Lead Director, who serves as the chairman of a board committee receives an additional $500 per committee meeting and an additional $125 per committee conference call attended. All of our directors during 2004, other than Mr. Slager, were non-employee directors. However, from June 1996 until August 2003, Dr. Fine was employed as our National Medical Director. Presently, Dr. Fine provides consulting services to us under a consulting agreement described elsewhere in this Proxy Statement under “Certain Relationships and Related Transactions.”

      Non-employee directors are entitled to participate in our 2002 Non-Employee Director Stock Option Plan, or our director plan. Our director plan authorizes the grant of options to purchase up to an aggregate of 300,000 shares of our common stock. Under the director plan, each non-employee director is granted an option to purchase 20,000 shares of our common stock promptly following his or her election or appointment to our board of directors. Accordingly, Ms. Geneva B. Johnson received an option grant to purchase 20,000 shares of our common stock in May of 2004 upon her appointment to our board of directors at a strike price of $17.49 per share (the closing price of our common stock as quoted on Nasdaq on May 18, 2004, which was the date of the grant). In addition, the director plan provides that each non-employee director will be granted an option to purchase 10,000 shares of our common stock on November 11 of each year, provided that he or she attended at least 75% of the meetings of the board of directors, and the meetings of any board committee on which he or she served, in the preceding year. In 2003, our board of directors elected to defer such annual option grants until the first quarter of 2004. Accordingly, each of our non-employee directors was granted an option in February 2004 to purchase 10,000 shares of our common stock under the director plan at an exercise price of $34.09 per share. Each option granted under the director plan is immediately exercisable in full and expires on the earlier of ten years from the date of grant, or on the first anniversary of the date on which the optionee ceases to be a director. The board of directors has elected not to accept the automatic grant for 2004.

      In addition to the foregoing, all of our directors are eligible to receive option grants under our 1998 Stock Option Plan. In February 2004, our Lead Director was granted an option to purchase 10,000 shares of our common stock under this plan at an exercise price of $34.09 per share. In addition, in February 2004 another director, Dr. Perry G. Fine, was granted an option to purchase 13,333 shares of our common stock under this plan at an exercise price of $34.09 per share. All of such options were fully exercisable on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below sets forth summary information concerning the compensation awarded to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2004. The individuals listed below are referred to in this proxy statement as our “named executive officers.”

							Long-Term
	Annual Compensation						Compensation

								Securities
							Restricted	Underlying
					Other Annual		Stock	Options
Name and Principal Position	Year(1)	Salary	Bonus		Compensation		Awards	(Shares)

Richard R. Slager	2004	$307,692	$—		$1,927,003	(2)	$—	—
President and Chief Executive	2003	$375,798	$—		$—		$—	—
Officer, and Chairman	2002	$302,673	$260,626	(3)	$—		$—	320,000
Carla Davis Hughes	2004	$150,000	$—		$37,680	(2)	$—	60,000
Senior Vice President of	2003	$189,615	$—		$—		$—	—
Operations	2002	$159,425	$63,015		$—		$—	26,000
Mark E. Liebner(4)	2004	$192,308	$—		$—		$—	30,000
Chief Financial Officer	2003	$244,616	$—		$—		$—	—
	2002	$145,076	$105,183		$—		—	140,000
Stephen Lewis	2004	$115,385	$—		$—		—	15,000
Senior Vice President and	2003	$140,673	$—		$—		—	—
General Counsel	2002	$124,000	$41,558		$—		—	40,000
Ronald F. Watson(5)	2004	$133,846	$—		$—		$240,000 (6)	90,000
Executive Vice President of	2003	$12,307	$25,532		$—		$—	40,000
Corporate Development

(1)	On August 18, 2004, our board of directors resolved to change the Company’s fiscal year end from December 31 to September 30, effective immediately. Accordingly, the compensation information for 2004 reflects a nine (9)-month (January 1 — September 30, 2004) rather than a twelve (12)-month period.

(2)	For Mr. Slager, the amount reflects the aggregate net proceeds he received from his exercise and subsequent sale (under Rule 10b5-1 plans which provide for transactions upon a non-discretionary basis)

of 78,000 nonstatutory option shares. For Ms. Hughes, the amount reflects the aggregate net proceeds she received from her exercise and subsequent disqualifying sale of 2,000 shares issued pursuant to an incentive stock option grant made to Ms. Hughes in 1998.

(3)	Represents bonus earned in 2002 and paid in 2003.

(4)	Mr. Liebner was hired in May 2002.

(5)	Mr. Watson was hired in October 2003.

(6)	The amount reflects the aggregate value of 15,000 shares of common stock awarded to Mr. Watson, based on the closing price of $16 per share on the date of the award (August 24, 2004). The restricted stock award has a 3-year vesting schedule with one-third vesting on each of September 30, 2005, 2006 and 2007, if certain performance objectives are met or, in the event such performance objectives are not met, all of the shares shall remain subject to risk of forfeiture until September 30, 2008, provided Mr. Watson is still employed by us on that date.

Option Grants in 2004

      The following table lists the grants during 2004 of stock options to the officers named in the Summary Compensation Table.

Option Grants In Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rate of
	Number of	% of Total			Stock Price Appreciation for
	Shares	Options Granted	Exercise or		Option Term(1)
	Underlying	to Employees in	Base Price	Expiration
Name	Options Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Richard R. Slager	—	—	—	—	—	—
Carla Davis Hughes	60,000	6.0%	$34.09	02/09/2014	$1,286,557	$3,260,368
Mark E. Liebner	30,000	3.0%	$34.09	02/09/2014	$643,278	$1,630,184
Stephen Lewis	15,000	1.5%	$34.09	02/09/2014	$321,639	$815,092
Ronald F. Watson	90,000	8.9%	$16.00	08/24/2014	$905,760	$2,295,360

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the option immediately prior to the expiration of its term assuming the specified compound rates of appreciation (5% and 10%) in the market value of VistaCare’s common stock over the term of the option. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of this stock option will depend on the future performance of the Corporation’s common stock, the optionholder’s continued employment through the option period, and the date on which the option is exercised.

Year End Option Values

      The following table presents information concerning option exercises with respect to our common stock in 2004 by our named executive officers and the value of all unexercised stock options held by each of our named executive officers as of September 30, 2004.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at Year-End		Options at Year-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Carla Davis Hughes	2,000	$37,680	36,800	81,200	$399,408	$206,072
Mark E. Liebner	—	—	28,000	114,000	$253,680	$761,040
Richard R. Slager	116,332	$3,133,498	410,668	192,000	$2,367,322	$2,219,520
Stephen Lewis	—	—	8,000	39,000	$92,480	$277,440
Ronald F. Watson	—	—	—	145,000	—	$229,650

(1)	Represents the difference between the closing price per share of our common stock on the date(s) of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

(2)	Represents the difference between the closing price per share ($15.31) of our common stock on the Nasdaq National Market on September 30, 2004 and the exercise price per share of the stock option, multiplied by the number of shares subject to the option.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table sets forth information as of September 30, 2004 about our common stock that may be issued upon the exercise of options and rights under our equity compensation plans. Our stockholders have previously approved each of these plans and all amendments that were subject to stockholder approval. We have no equity compensation plans that have not been approved by our stockholders.

			Number of Securities
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Securities	Weighted-Average	Compensation Plans
	to be Issued Upon	Exercise Price of	(Excluding
	Exercise of	Outstanding	Securities Reflected
	Outstanding Options,	Options, Warrants	in Second Column
Plans	Warrants and Rights	and Rights	From Left)

1998 Stock Option Plan	2,429,245	$15.83	3,195,818
2002 Non-Employee Director Stock Option Plan	60,000	$28.55	240,000
2002 Employee Stock Purchase Plan(1)	—	—	191,356

Total	2,489,245	$16.14	3,627,174

(1)	As of September 30, 2004, an aggregate of 8,644 shares of our common stock has been sold under the 2002 Employee Stock Purchase Plan.

Management Agreements

      In October 2002, we entered into management agreements with each of Richard R. Slager, our Chief Executive Officer, Mark E. Liebner, our Chief Financial Officer, Carla Davis Hughes, our Executive Vice President, and Stephen Lewis, our Senior Vice President and General Counsel. In May 2004, we entered into a management agreement with Ronald F. Watson, Executive Vice President of Corporate Development.

      Under these agreements, the executives are entitled to compensation in the event of their employment termination or a sale of the company, as described below.

Compensation Upon Termination of Employment Prior to Change of Control

      In the event that, prior to a change of control of VistaCare, the employment of any of the executives is terminated by (i) us for any reason other than for cause or the executive’s death or disability or (ii) the executive for good reason, we are required to:

•	continue to pay the executive his or her then current salary for twelve months following employment termination; and

•	continue to provide the executive with health and life insurance benefits for twelve months following employment termination, or pay the full value of such benefits in cash.

Compensation Upon Termination of Employment After a Change of Control

      In the event that, within two years following a change in control of VistaCare, the employment of Mr. Slager is terminated for any reason, including Mr. Slager’s death, disability or voluntary resignation, but excluding a termination by VistaCare for cause, we are required to:

•	pay Mr. Slager a lump sum amount equal to three times his then current annual salary; and

•	continue to provide Mr. Slager with health and life insurance benefits for three years following employment termination, or pay the full value of such benefits in cash.

      In addition, upon a change in control of VistaCare, regardless of whether Mr. Slager’s employment is terminated, the vesting of all of his options to purchase common stock would be accelerated in full.

      In the event that, within two years following a change in control of VistaCare, the employment of Messrs. Liebner, Lewis and Watson or Ms. Hughes is terminated by VistaCare for any reason other than cause or the executive’s death or disability or is terminated by the executive for good reason, we are required to:

•	pay the executive a lump sum amount equal to two times his or her then current annual salary;

•	continue to provide the executive with health and life insurance benefits for two years following employment termination, or pay the full value of such benefits in cash; and

•	accelerate the vesting of all options to purchase common stock held by the executive.

Compensation Upon Sale of the Company

      The management agreements for Messrs. Slager and Liebner and Ms. Hughes provide that, if there is a sale of the company, as defined below, in which the per-share equity value of VistaCare implied by the transaction is at least $12.50, we are required to pay the executive a fee, the amount of which depends on the date of the sale. The table below sets forth the amount of the fee we would be required to pay to Mr. Slager, depending on the date of the sale:

Date of Sale	Fee

Between January 1, 2004 and December 31, 2004	$3.0 million
Between January 1, 2005 and December 31, 2005	$2.0 million
Between January 1, 2006 and December 31, 2006	$1.0 million

      The table below sets forth the amount of the fee that we would be required to pay to each of Messrs. Liebner and Watson and Ms. Hughes, depending on the date of the sale:

Date of Sale	Fee

Between January 1, 2004 and December 31, 2004	$0.6 million
Between January 1, 2005 and December 31, 2005	$0.4 million
Between January 1, 2006 and December 31, 2006	$0.2 million

      As used in the management agreements, a “sale of the company” means:

•	the acquisition of more than 50% of our voting securities by any person, party or group, other than in connection with a sale of securities by us; or

•	the acquisition of VistaCare by means of reorganization, merger, consolidation or asset sale, unless our stockholders prior to such acquisition hold, in substantially the same proportions as prior to the acquisition, more than 50% of the voting securities of the acquiring entity following the acquisition.

      In exchange for the foregoing rights, each of the executives has agreed to covenants restricting them from competing with our business or soliciting our employees or patient referral sources for two years following their employment termination and from disclosing or divulging any of our confidential information.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee.

Report of the Compensation Committee on Executive Compensation

      Our compensation committee is responsible for establishing and managing compensation policies for our executive officers and for making decisions about awards under our stock-based compensation plans in satisfaction of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each Committee member is a non-employee director within the meaning of Rule 16b-3 of the Exchange Act, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. This report is submitted by the Compensation Committee and addresses the compensation policies for 2004 as they affected our executive officers.

Policy

      The Compensation Committee’s policy is to structure executive compensation that is aligned with the achievement of specific company goals, such as growth, compliance and earnings. In addition to specific goals, the Compensation Committee also considers other aspects of an executive’s performance that may not relate to or be measurable by objective standards. In sum, the Compensation Committee strives to structure executive compensation that provides incentives and rewards to our executive officers and enables us to retain our valued employees in a competitive environment.

Compensation Components

      There are two compensation components for our executive officers: cash compensation in the form of salary and bonus pay, and non-cash compensation in the form of stock options or restricted stock awards.

      Salary. The amount of an executive’s annual salary is based on the executive’s experience, skills and responsibilities, as well as economic and business conditions affecting VistaCare.

      Bonus Pay. The amount of bonus pay awarded to any executive officer is based on the executive’s performance in relation to stated goals and VistaCare’s overall performance. Results that affect bonus pay include reaching target patient census goals, the achievement of revenue and net income targets and controlling costs and other expense items. There is no set amount of bonus pay to which any executive is entitled, and the Compensation Committee establishes the amount of annual bonus pay payable to each of the executive officers in respect of any year following the completion of the audit of VistaCare’s financial statements for such year.

      Stock Options and Restricted Stock Awards. The Compensation Committee uses stock options and restricted stock awards as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. The exercise price of stock options is set at the market price of our common stock on the date of the grant, thus linking the value of the options to the holder to the future performance of our stock. Stock options do not become valuable unless the price of our stock increases above the price on the date of the grant. In the case of restricted stock awards, the holder of the award does not realize the value of the stock until the restrictions imposed on the award expire. The number of stock options or restricted stock awards granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as the executive’s performance, the number of stock options or restricted stock awards previously granted to the executive, the executive’s remaining options exercisable and the value of those stock options or restricted stock awards, as compared to the anticipated value that an executive will add to VistaCare in the future. Stock options or restricted stock awards are not necessarily granted to executives on an annual basis.

Compensation of the Chief Executive Officer in 2004

      The Compensation Committee, in determining the salary, bonus pay and stock option components for our Chief Executive Officer in 2004 considered the various factors described above. During 2004, we did not grant any stock options or restricted stock awards to our Chief Executive Officer.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. We currently intend to structure our stock options and restricted stock awards granted to executives in a manner that complies with the performance-based requirements of the statute. The Compensation Committee believes that, given the general range of salaries and bonuses for our executive officers, the $1 million threshold of Section 162(m) will not be reached by any of our executive officer in the foreseeable future.

COMPENSATION COMMITTEE

Ronald A. Matricaria, Chairman
Geneva B. Johnson
Pete A. Klisares

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Item 2 of Notice)

      Our Audit Committee has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending September 30, 2005. Ernst & Young LLP audited our financial statements for the fiscal year ended September 30, 2004. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Ernst & Young LLP will be present at the 2005 Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders. In the event of a negative vote on this proposal by the stockholders, the Audit Committee will consider whether it is appropriate in the future to consider the selection of other independent auditors.

      The board of directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

      The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP for 2004 and 2003.

	2004(1)	2003

Audit fees	$421,687	$435,041	(2)
Audit-related fees	$50,000	$40,000
Tax fees	$148,948	$135,151
All other fees	$3,885	—

Total	$615,520	$610,192

(1)	On August 18, 2004, our board of directors resolved to change the Company’s fiscal year end from December 31 to September 30, effective immediately. Accordingly, our 2004 fiscal year was comprised of nine (9) months and our 2003 fiscal year was comprised of twelve (12) months.

(2)	Including $94,539 for audit services rendered relating to fiscal 2003 but was not billed in time to be included for disclosure in our 2004 proxy statement.

      Audit fees represent fees for professional services provided in connection with the audit of our financial statements for the fiscal years ended September 30, 2004 and December 31, 2003, reviews of quarterly reports on Form 10-Q filed during 2004 and 2003 and assistance during 2003 with and review of the registration statement on Form S-1 in connection with our secondary public offering, including comfort letter and related consent.

      Audit-related fees represent fees for professional services provided in connection with an audit of our pension plans and accounting consultation regarding stock options.

      Tax fees consist of fees for tax compliance, tax advice and tax planning.

      All other fees represents an annual subscription we paid to Ernst & Young LLP for access to its online database that provides us access to accounting guidance issued by the Financial Accounting Standards Board and other related standard setting bodies.

      All audit and non-audit services provided by Ernst & Young LLP in 2003 and 2004 were approved in advance by the Audit Committee.

Board Audit Committee Report

      VistaCare’s Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	select and engage VistaCare’s independent auditors;

•	serve as an independent and objective body to monitor VistaCare’s financial reporting process and internal control systems;

•	review and approve the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees;

•	review and appraise the audit efforts of VistaCare’s independent auditors and internal audit function;

•	evaluate VistaCare’s financial reporting and compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies;

•	recommend to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

•	provide an open avenue of communication among the independent auditors, financial and senior management and the board of directors.

      The Audit Committee has:

•	reviewed and discussed the audited financial statements of VistaCare for the fiscal year ended September 30, 2004 with VistaCare’s management and its independent auditors, including a discussion of the quality and effect of VistaCare’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with VistaCare’s independent auditors, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates; and

•	met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of VistaCare’s internal controls and the overall quality of VistaCare’s financial reporting.

      The Audit Committee has also received the written disclosures and the letter from VistaCare’s independent auditors required by Independence Standards Board Standard No. 1 (entitled “Independence Discussions with Audit Committees”), has discussed the independence of its independent auditors and considered whether the provision of non-audit services by its independent auditors is compatible with maintaining auditor independence, and has satisfied itself as to the independent auditors’ independence.

      Based on the review and discussions described above, the Audit Committee has recommended to the board of directors that VistaCare’s audited financial statements be included in VistaCare’s Annual Report on Form 10-K for the transitional period ended September 30, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending September 30, 2005.

AUDIT COMMITTEE

William J. McBride, Chairman
Ronald A. Matricaria
Pete A. Klisares

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of January 21, 2005 by:

•	each stockholder we know to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our named executive officers and directors as a group.

      For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and generally includes voting and investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of January 21, 2005 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of January 21, 2005 have been exercised.

      Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them. Unless otherwise noted in the footnotes to this table, the address of each beneficial owner is c/o VistaCare, Inc., 4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251.

	Number of		Shares
	Shares		Acquirable		Total
	Beneficially		Within 60		Beneficial
Name of Beneficial Owner	Owned	+	Days	=	Ownership	Percent

5% Owners:
Richard C. Perry(1)	2,834,246		—		2,834,246	17.48
Endowment Capital Group, LLC(2)	2,387,635		—		2,387,635	14.73
Gilder, Gagnon, Howe & Co. LLC(3)	1,871,983		—		1,871,983	11.55
Guardian Capital Trust Co.(4)	1,520,000		—		1,520,000	9.38
RS Investment Management Co.(5)	1,049,989		—		1,049,989	6.48
Directors and Executive Officers:
Richard R. Slager	54,332		410,668		465,000	2.9
David W. Elliot	600		—		600	*
Mark E. Liebner	28,000		28,000		56,000	*
Carla Davis Hughes	—		36,800		36,800	*
Stephen Lewis	—		16,000		16,000	*
Ronald F. Watson(6)	100		8,000		8,100	*
David W. Faeder	0		20,000		20,000	*
Geneva B. Johnson(7)	100		20,000		20,100	*
Perry G. Fine, M.D.	38,500		13,333		51,833	*
Pete A. Klisares	2,000		30,000		32,000	*
Ronald A. Matricaria	0		60,000		60,000	*
William J. McBride	35,000		20,000		55,000	*

All executive officers and directors as a group (12 persons)	158,632		662,801		821,433	5.1

*	Less than one percent of the outstanding common stock.

(1)	Based solely on information provided in Schedule 13F filed with the Securities and Exchange Commission by (i) Perry Corp., a New York corporation and a registered investment adviser, which serves as the general partner or investment adviser to several private investment funds; and (ii) Richard C. Perry, who is the control person of Perry Corp., dated as of November 12, 2004. Perry Corp. and Richard C. Perry are collectively referred to as the “Reporting Persons,” who claim to have sole voting and sole dispositive power with respect to all of the 2,834,246 shares. The principal business office address of each of the Reporting Persons is 599 Lexington Avenue, 36th Floor, New York, NY 10022.

(2)	Including 1,524,946 shares directly held by Endowment Capital, L.P. (“Endowment”) and 862,689 shares directly held by Long Drive, L.P. (“Long Drive”). Based solely on information provided in Amendment No. 1 to Schedule 13G jointly filed with the Securities and Exchange Commission by (i) Endowment, a Delaware limited partnership; (ii) Long Drive, a Delaware limited partnership; (iii) Endowment Capital Group, LLC, a Delaware limited liability company, which serves as the general partner to Endowment and Long Drive (“General Partner”); (iv) Endowment Management, LLC, a Delaware limited liability company, which serves as investment manager to Endowment and Long Drive (“Manager”); and (v) Philip Timon, who serves as the managing member of the General Partner and the Manager, dated as of October 21, 2004, and a report on a Form 4/ A filed by the Reporting Persons with the SEC, dated as of January 18, 2005. Endowment, Long Drive, General Partner, Manager and Philip Timon are collectively referred to as the “Reporting Persons.” The Reporting Persons have shared voting and dispositive power with respect to all of the 2,387,635 shares. The principal business office address of each of the Reporting Persons is 1007 N. Orange Street, Suite 757, Wilmington, DE 19801.

(3)	Including 1,508,058 shares held in customer accounts over which partners and/or employees of the Reporting Person have discretionary authority to dispose of or direct the disposition of the shares, 361,425 shares held in accounts owned by the partners of the Reporting Person and their families, and 2,500 shares held in the account of the profit-sharing plan of the Reporting Person. The owners of the accounts in which the shares are held have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. Based solely on information provided in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission by the Reporting Person, dated as of January 10, 2005. The Reporting Person has sole voting power with respect to 2,500 shares and shared dispositive power with respect to 1,871,983 shares. The principal business office address of the Reporting Persons is 1775 Broadway, 26th Floor, New York, NY 10019.

(4)	Based solely on information provided in Schedule 13F filed with the Securities and Exchange Commission by the Reporting Person, dated as of November 15, 2004. The Reporting Person has sole voting power with respect to 878,300 shares and no voting power with respect to 606,500 shares, and has shared dispositive power with respect to all of the 1,483,800 shares reported to be owned by the Reporting Person. The principal business office address of each of the Reporting Persons is 11100 Santa Monica Boulevard, Los Angeles, CA 90025-3384.

(5)	Including 764,824 shares held by RS Partners Fund (the “Fund”), a series of a Massachusetts business trust and a registered investment company under Section 8 of the Investment Company Act of 1940. Based solely on information provided in Amendment No. 1 to Schedule 13G jointly filed with the Securities and Exchange Commission, dated as of January 10, 2005, by (i) the Fund; (ii) RS Investment Management, L.P. (“Advisor”), a California limited partnership and a registered investment adviser, which serves as the investment adviser to RS Partners Fund; (iii) RS Investment Management Co. LLC, a Delaware limited liability company (the “GP”), which serves as the General Partner of the Adviser; and (iv) George R. Hecht, who is a control person of the GP and the Adviser. The Fund, Advisor, GP and George R. Hecht are collectively referred to as the “Reporting Persons.” The Reporting Persons have shared voting and dispositive power with respect to all of the 1,049,989 shares; but the Reporting Persons’ clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client’s holdings of the shares are more than five percent of VistaCare’s outstanding shares of common stock. The principal business office address of each of the Reporting Persons is 388 Market Street, Suite 200, San Francisco, CA 94111.

(6)	Including 100 shares held by Ronald F. Watson Trust Agency Account, of which Mr. Watson is the trustee.

(7)	Including 100 shares held by Geneva B. Johnson Revocable Trust, of which Ms. Johnson is the trustee.

STOCK PERFORMANCE GRAPH

      The following performance graph illustrates hypothetical investments of $100 in our common stock, in the Russell 2000 Index, a broad market index of which VistaCare’s common stock is a component, and in the Standard & Poor’s Healthcare Index, a general index of the securities of publicly traded healthcare companies, on December 18, 2002 (the date on which our common stock first traded on the Nasdaq National Market) and compares the change in such investment between such date and December 31, 2002, between January 1, 2003 and December 31, 2003, and between January 1, 2004 and September 30, 2004. We paid no dividends during the periods shown, whereas the performance of the indices is shown on a total return, dividend reinvestment basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

VistaCare Hospice Foundation

      The VistaCare Hospice Foundation (formerly, Vista Care Foundation) is a non-profit corporation established by Barry M. Smith, the former Chairman of our board of directors, in March 1996 for the purpose of soliciting, investing and distributing funds to advance the cause of end-of-life care. The foundation:

•	provides grants directly to terminally ill patients to fulfill basic needs and last wishes;

•	funds hospice services for patients who lack the means to pay for hospice care;

•	provides funding for end-of-life research and community and professional education; and

•	provides grants that help the bereaved overcome their grief of the loss of a loved one.

      The business and affairs of the foundation are currently governed by a five (5)-member board of trustees. Perry G. Fine, M.D., one of our directors, and David W. Rehm, our Senior Vice President of Business Development, serve on the foundation’s board of trustees. In addition, Dr. Fine presently serves as the Chairman of the board of trustees, and Mr. Rehm serves as the foundation’s President and Chief Executive Officer. At any meeting of the foundation’s board of trustees at which at least three, but fewer than four, trustees are present, it is possible that Dr. Fine and Mr. Rehm could control the outcome of all actions taken at such meeting.

      We made no cash contributions to the Foundation during 2004.

Consulting Services Agreement

      In September 2003, we entered into a consulting services agreement with Dr. Perry G. Fine, a member of our board of directors, pursuant to which Dr. Fine provides certain consulting and other related services to VistaCare as we may request from time to time. In return, Dr. Fine receives an annual retainer of $60,000, paid in equal monthly installments commencing on September 1, 2003, plus reimbursement by us in accordance with Company policy of travel and other business-related expenses. The agreement may be terminated by either Dr. Fine or us upon 30 days’ written notice with or without cause. In addition, we may terminate the agreement immediately under certain circumstances. A copy of the agreement was filed as Exhibit 10.39 to our 2003 annual report on Form 10-K.

Employment Termination Arrangement With Former Officer

      In June 2003, we amended the terms of an employee confidentiality and non-competition agreement with Barry M. Smith, the former Chairman of our board of directors. Pursuant to this agreement, as amended, we agreed to pay Mr. Smith severance pay of $340,000, payable in twenty-four equal bi-weekly installments over a period of 12 months, in connection with his termination of employment, which became effective in June 2003. In addition, pursuant to this agreement Mr. Smith agreed that, for a period of twelve months following the date of his termination, he would neither engage in any business that competes with our hospice business, nor solicit any of our employees or attempt to divert any business away from us. In addition, Mr. Smith agreed to maintain the confidentiality of certain information relating to our business. As of September 30, 2004, we had fulfilled our financial obligations to Mr. Smith under the agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of VistaCare’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq National Market. These persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq.

      Based on a review of reports filed by our directors and executive officers and based on representations from them, we believe all stock ownership reports required to be filed by those reporting persons during 2004 were timely made, except with regard to the following transactions due to administrative error: each of Messrs. Perry Fine, David Freeman, Pete Klisares, Ronald Matricaria and William McBride and Ms. Geneva Johnson; relating to an option grant to purchase shares of our common stock made on February 10, 2004; each of Messrs. Mark Liebner and Stephen Lewis and Ms. Carla Hughes; relating to an option grant to purchase shares of our common stock made on February 10, 2004. The corresponding Form 4 for each of the persons identified above has since been filed. In addition, each of Mr. Kris Jamsa and Ms. Roseanne Berry failed to timely file a Form 3 relating to an option grant to purchase shares of our common stock (and also relating to a restricted stock award in Mr. Jamsa’s case) made on May 18, 2004 and June 1, 2004, respectively. These ownership reports on Form 3 have since been filed.

OTHER MATTERS

      Our board of directors does not know of any matters which will be brought before the annual meeting other than those matters specifically set forth in the notice of the 2005 Annual Meeting of Stockholders. However, if any other matter properly comes before the annual meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

DETACH HERE

PROXY

VISTACARE, INC.

4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251

Proxy Solicited by the Board of Directors of VistaCare, Inc.
for the 2005 Annual Meeting of Stockholders

     The undersigned hereby appoints as proxies Richard R. Slager and Mark E. Liebner, and each of them or such other persons as the board of directors of VistaCare, Inc. may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of VistaCare, Inc. held of record by the undersigned on March 21, 2005 at the 2005 Annual Meeting of Stockholders to be held on May 5, 2005, at 2:00 p.m. at the FINOVA Theater, 4800 N. Scottsdale Road, Scottsdale, Arizona 85251 and any adjournments thereof.

     This proxy when properly executed will be voted as directed, if no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals two and three and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the annual meeting. Please mark, date, sign and return this proxy card promptly.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VISTACARE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example

1.	To elect each of Pete A. Klisares, Ronald A. Matricaria and Richard R. Slager to serve as Class III directors for a three-year term ending at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or until the earlier death, resignation or removal from office of such directors.

FOR ☐	☐ WITHHOLD

2. To ratify the election of Ernst & Young LLP as Independent auditors for VistaCare, Inc. for the fiscal year ending September 30, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐

For all nominee(s) except as written above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign individually. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity), you should indicate your title or the capacity in which you sign.

Signature:	Date:	Signature:	Date: